Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration
Statement of Cintech Tele-Management Systems, Inc. on Form S-8 of our report dated August 20, 1999, appearing in the Annual Report on Form 10-KSB of Cintech Tele-Management Systems, Inc. for the year ended June 30, 1999.


Deloitte & Touche LLP


/s/ Deloitte & Touche LLP

Cincinnati, Ohio
January 10, 2000